EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Boise Inc.’s Form S-8 of our report dated February 21, 2008, on the consolidated financial statements of Aldabra 2 Acquisition Corp. as of December 31, 2007 and for the period from February 1, 2007 (inception) to December 31, 2007, which is included in the Annual Report on Form 10-K of Boise Inc. for the period ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

New York, New York

April 23, 2009

E-4